EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP AND ELDORADO RESORTS ANNOUNCE MERGER AGREEMENT

CHESTER, WV — September 9, 2013 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) and Eldorado Resorts, LLC today announced that they have entered into a definitive agreement under which MTR Gaming Group will combine with the parent company of Eldorado Resorts, LLC in a stock merger. As part of the transaction, a cash election option will be offered at $5.15 per share for up to 5.8 million shares to MTR Gaming’s current stockholders.  MTR Gaming’s remaining common shares will be exchanged for shares in the combined new company.  The combined new company will remain publicly traded and be named Eldorado Resorts, Inc.

Under the terms of the agreement, the transaction value of Eldorado Resorts, LLC will be determined by LTM EBITDA at closing multiplied by 6.81x, less net debt and other adjustments.  Based on Eldorado’s current LTM EBITDA as of June 30, 2013 (including its interest in Silver Legacy, a 50 / 50 joint venture with MGM Resorts International), Eldorado’s owners would be issued 35.6 million shares, or approximately 55% of the total shares, in the combined new company valued at $5.15 per share.

Gary Carano will be named the Chief Executive Officer of the combined company.  The anticipated closing of the transaction is in mid-2014 and is subject to the customary regulatory and closing conditions being satisfied, including approval by MTR Gaming’s stockholders.

“We are excited to announce this transformative transaction, which creates a new gaming platform with a diversified portfolio across the country,” said Mr. Carano.  “Our strong balance sheet will allow us to take advantage of future growth opportunities as the gaming industry continues to consolidate.  In addition, we are thrilled to partner with the team at MTR Gaming, who have done a tremendous job in developing and operating the MTR portfolio. We believe that the MTR Gaming management team will be a significant part of our success going forward.”

“This transaction provides MTR Gaming Group a great opportunity to offer our stockholders a choice to continue to be a part of our future success or to receive a significant cash premium to the current stock price,” said Joseph L. Billhimer, President and Chief Operating Officer of MTR Gaming Group, Inc.  “Further, as a more diversified and stronger company, we believe the new Eldorado Resorts will provide greater opportunities with a broader platform for all of MTR Gaming’s existing stakeholders, including our team members, vendors, equity and bondholders and above all, our valued customer.”

Together, the new company will operate six properties across five jurisdictions with 9,968 slot machines and video lottery terminals, 283 table games and 3,282 hotel rooms.  The combination will create a regional gaming operator with LTM pro forma annual net revenues and EBITDA of $832.6 million and $158.6 million, respectively, as of June 30, 2013.  Based on the transaction value of $5.15 per share, the combined new company will have a pro forma enterprise value of approximately $1.0 billion.

Macquarie Capital served as MTR Gaming’s exclusive financial advisor and Stevens & Lee, P.C. served as legal counsel to MTR Gaming.  Milbank, Tweed, Hadley & McCloy LLP served as legal counsel to Eldorado Resorts.

Conference Call

MTR Gaming Group and Eldorado Resorts management will conduct a conference call to discuss the proposed transaction on Tuesday, September 10, at 10:00 a.m. EDT.  Interested parties may participate in the call by dialing (888) 505-4375.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID # 3233668).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Investor Relations section of the Company’s website.

A replay of the call will be available two hours following the end of the call through midnight EDT on Tuesday,  September 17, 2013 at www.mtrgaming.com and by telephone at (877) 870-5176; passcode 3233668.

About MTR Gaming Group

MTR Gaming Group, Inc. is a hospitality and gaming company that through subsidiaries owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

About Eldorado Resorts

Eldorado Resorts is an owner and operator of gaming properties in Nevada and Louisiana.  Eldorado Resorts’ properties include Eldorado Reno, Eldorado Shreveport and Silver Legacy (a 50 / 50 joint venture with MGM Resorts International).  For more information, please visit www.eldoradoreno.com, www.eldoradoshreveport.com and www.silverlegacyreno.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations of MTR Gaming Group (“MTR”) and Eldorado Resorts (“Eldorado”) and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the expected benefits of a potential combination of MTR and Eldorado, including the expected effect of the merger on MTR’s and Eldorado’s financial results and profile (e.g., free cash flow, earnings per share and Adjusted EBITDA); the anticipated benefits of geographic diversity that would result from the merger and the expected results of MTR’s and Eldorado’s gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals and the expected timing of the completion of the transaction. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should”, “will” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) the timing to consummate a potential transaction between MTR and Eldorado; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators) and satisfy or waive other closing conditions; (c) the possibility that the merger does not close when expected or at all; or that the companies may be required to modify aspects of the merger to achieve regulatory approval; (d) the ability of MTR and Eldorado to promptly and effectively integrate their respective businesses; (e) the requirement to satisfy closing conditions to the merger as set forth in the merger agreement, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (f) the outcome of any legal proceedings that may be instituted in connection with the transaction; (g) the ability to retain certain key employees of MTR or Eldorado; (h) that there may be a material adverse change affecting MTR or Eldorado, or the respective businesses of MTR or Eldorado may suffer as a result of uncertainty surrounding the transaction; and (i) the risk factors disclosed in MTR’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, which MTR filed on March 15, 2013. Forward-looking statements reflect MTR’s and Eldorado’s management’s analysis as of the date of this release, even if subsequently made available MTR or Eldorado on their respective websites or otherwise. MTR and Eldorado do not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any stockholder of MTR or Eldorado.  In connection with the agreement and plan of merger among MTR, Eldorado and certain affiliates (the “Merger Agreement”), MTR, Eldorado and the new holding company (“Newco”) intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by

Newco, that will contain a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MTR, ELDORADO, NEWCO AND THE PROPOSED TRANSACTION. The Form S-4, including the proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Eldorado, Newco or MTR with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to “Investor Relations,” MTR Gaming Group, Inc., Route 2, P.O. Box 356, Chester, West Virginia 26034, or by accessing MTR’s website at www.mtrgaming.com under the heading “About” and then “Investor Relations” and then under “SEC Filings.”

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Eldorado, MTR and Newco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of MTR in connection with the proposed transaction. Information about MTR’s directors and executive officers is available in MTR’s definitive proxy statement, dated April 30, 2013, for its 2013 annual meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the proxy statement/prospectus that Newco will file with the SEC, when it becomes available.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com

Eldorado Resorts LLC

www.eldoradoreno.com

Tom Reeg

Senior Vice President of Strategic Development

(281) 683-7511

reegt@eldoradoreno.com